As filed with the Securities and Exchange Commission on March 24, 1998
                                                  Registration No. 333-13965
===============================================================================


             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                     ----------------------------------

                    Post-Effective Amendment No. 1 to
                                 FORM S-3
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ----------------------------------

                        Stewart Enterprises, Inc.
          (Exact name of registrant as specified in its charter)

     Louisiana       110 Veterans Memorial Boulevard        72-0693290
 (State or other         Metairie, Louisiana 70005        (I.R.S. Employer
 jurisdiction of             (504) 837-5880           Identification Number)
  incorporation       (Address, including zip code,
 or organization)     and telephone number,including
                        area code, of registrant's
                       principal executive offices)

                     ----------------------------------

    Joseph P. Henican, III                            Copy to:
Vice Chairman of the Board                     Dionne M. Rousseau
 and Chief Executive Officer              Jones, Walker, Waechter, Poitevent,
  Stewart Enterprises, Inc.                  Carrere & Denegre, L.L.P.
       P. O. Box 19925                               51st Floor
New Orleans, Louisiana  70179                  201 St. Charles Avenue
        (504) 837-5880                   New Orleans, Louisiana  70170-5100
(Name, address, including zip code,
and telephone number, including area
   code, of agent for service)

                     ----------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                              Not Applicable

                     ----------------------------------


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                     ----------------------------------

The registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933.

===============================================================================


                    STEWART ENTERPRISES, INC.

                  Explanation of Deregistration


     Stewart   Enterprises,   Inc.   ("Stewart"),   a   Louisiana
corporation, filed Registration Statement No. 333-13965 on Form S-3 on October 11, 1996 (the "Registration Statement") to register the resale of 392,498 shares of Class A Common Stock, no par value per share (the "Class A Common Shares"), of Stewart that were issued to the selling shareholders listed on Page 4 of the Prospectus (the "Selling Shareholders") on February 22, 1996.

     Due to the recent amendments to Rule 144, the Registration Statement is no longer necessary to enable the Selling Shareholders to sell their shares. In addition, in its Registration Statement, Stewart undertook to remove from registration by means of a post-effective amendment any of the Class A Common Shares which remained unsold at the termination of the offering.

     Since the effective date of the Registration Statement, the Selling Shareholders have sold 20,000 of the Class A Common Shares. Therefore, Stewart hereby deregisters 372,498 of its Class A Common Shares owned by the Selling Shareholders, which remain unsold at the termination of the offering.






                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on March 23, 1998.

                                   Stewart Enterprises, Inc.

                             By:  /s/ JOSEPH P. HENICAN, III
                                --------------------------------
                                   Joseph P. Henican, III
                                   Vice Chairman of the Board and
                                   Chief Executive Officer


    Pursuant  to the requirements of the Securities Act of  1933,
as   amended,  this  Post-Effective  Amendment  No.  1   to   the
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                       Title                    Date
     ---------                       -----                    ----

         *                     Chairman of the Board       March 23, 1998
---------------------
Frank B. Stewart, Jr.


/s/ JOSEPH P. HENICAN, III   Vice Chairman of the Board    March 23, 1998
---------------------        and Chief Executive Officer
Joseph P. Henican, III      (Principal Executive Officer)


         *                 President, Chief Operating      March 23, 1998
---------------------         Officer and a Director
  William E. Rowe

         *                    Chief Financial Officer,     March 23, 1998
---------------------      President-Corporate Division
  Ronald H. Patron                and a Director
                           (Principal Financial Officer)

         *                Senior Vice President-Corporate  March 23, 1998
---------------------    Division, Treasurer and Secretary
  Kenneth C. Budde         (Principal Accounting Officer)

         *                           Director              March 23, 1998
---------------------
 Darwin C. Fenner

         *                           Director              March 23, 1998
---------------------
 Michael O. Read

         *                           Director              March 23, 1998
---------------------
 James W. McFarland

         *                           Director              March 23, 1998
---------------------
   John P. Laborde

                                     Director              March __ , 1998
---------------------
  Dwight A. Holder



*By: /s/JOSEPH P. HENICAN, III
     --------------------------
     Joseph P. Henican, III
     Agent and Attorney-in-Fact